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                                                                    EXHIBIT 10.2

                      NON-QUALIFIED STOCK OPTION AGREEMENT
                                    under the
                          ACCREDO HEALTH, INCORPORATED
                          1999 LONG-TERM INCENTIVE PLAN


              Optionee:              Patrick J. Welsh
                       -----------------------------------------------------

              Number Shares Subject to Option:    10,000
                                              ------------------------------

              Exercise Price per Share:          $41.625
                                       -------------------------------------

              Date of Grant:                     November 1, 2000
                            ------------------------------------------------

         1. Grant of Option. Accredo Health, Incorporated (the "Company") hereby grants to the Optionee named above (the "Optionee"), under the Accredo Health, Incorporated 1999 Long-Term Incentive Plan (the "Plan"), a Non-Qualified Stock Option to purchase, on the terms and conditions set forth in this agreement (this "Option Agreement"), the number of shares indicated above of the Company's $0.01 par value common stock (the "Stock"), at the exercise price per share set forth above (the "Option"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned such terms in the Plan.

         2. Vesting of Option. The Option shall be 100% vested upon the date of grant.

         3. Period of Option and Limitations on Right to Exercise. The Option will, to the extent not previously exercised, lapse under the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Option under the circumstances described in paragraph below, provide in writing that the Option will extend until a later date:

         (a) The Option shall lapse as of 5:00 p.m., Eastern Time, on the tenth anniversary of the date of grant (the "Expiration Date").

         (b) The Option shall lapse three months after the Optionee's termination of service as a director for any reason.

         If the Optionee or his beneficiary exercises an Option after termination of service as a director, the Option may be exercised only with respect to the shares that were otherwise vested on the Optionee's termination of service (including vesting by acceleration in accordance with Article 13 of the Plan).


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         4.       Exercise of Option. The Option shall be exercised by written notice directed to the Secretary of the Company at the principal executive offices of the Company, in substantially the form attached hereto as Exhibit A, or such other form as the Committee may approve. Unless the exercise is a broker-assisted "cashless exercise" as described below, such written notice shall be accompanied by full payment in cash, shares of Stock previously acquired by the Optionee, or any combination thereof, for the number of shares specified in such written notice; provided, however, that if shares of Stock are used to pay the exercise price, such shares must have been held by the Optionee for at least six months. The Fair Market Value of the surrendered Stock as of the last trading day immediately prior to the exercise date shall be used in valuing Stock used in payment of the exercise price. To the extent permitted under Regulation T of the Federal Reserve Board, and subject to applicable securities laws, the Option may be exercised through a broker in a so-called "cashless exercise" whereby the broker sells the Option shares and delivers cash sales proceeds to the Company in payment of the exercise price. In such case, the date of exercise shall be deemed to be the date on which notice of exercise is received by the Company and the exercise price shall be delivered to the Company on the settlement date.

         Subject to the terms of this Option Agreement, the Option may be exercised at any time and without regard to any other option held by the Optionee to purchase stock of the Company. Upon the Optionee's death, the Option may be exercised by the Optionee's beneficiary.

         5. Beneficiary Designation. The Optionee, by written notice to the Committee, may designate one or more persons (and from time to time change such designation) including the Optionee's legal representative, who, by reason of the Optionee's death, shall acquire the right to exercise all or a portion of the Option. If no beneficiary has been designated or survives the Optionee, the Option may be exercised by the personal representative of the Optionee's estate. If the person with exercise rights desires to exercise any portion of the Option, such person must do so in accordance with the terms and conditions of this Agreement and the Plan.

         6. Withholding. The Company has the authority and the right to deduct or withhold, or require the Optionee to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Optionee's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the exercise of the Option. Such withholding requirement may be satisfied, in whole or in part, at the election of the Company, by withholding from the Option shares of Stock having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

         7. Limitation of Rights. The Option does not confer to the Optionee or the Optionee's personal representative any rights of a shareholder of the Company unless and until shares of Stock are in fact issued to such person in connection with the exercise of


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the Option. Nothing in this Option Agreement shall confer upon the Optionee any right to continue as a director of the Company or any Parent or Subsidiary.

         8. Stock Reserve. The Company shall at all times during the term of this Option Agreement reserve and keep available such number of shares of Stock as will be sufficient to satisfy the requirements of this Option Agreement.

         9. Restrictions on Transfer and Pledge. The Option may not be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Parent or Subsidiary, or be subject to any lien, obligation, or liability of the Optionee to any other party other than the Company or a Parent or Subsidiary. The Option is not assignable or transferable by the Optionee other than by will or the laws of descent and distribution or pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation and (ii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable options. The Option may be exercised during the lifetime of the Optionee only by the Optionee or any permitted transferee.

         10. Restrictions on Issuance of Shares. If at any time the Board shall determine in its discretion, that listing, registration or qualification of the shares of Stock covered by the Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to the exercise of the Option, the Option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

         11. Plan Controls. The terms contained in the Plan are incorporated into and made a part of this Option Agreement and this Option Agreement shall be governed by and construed in accordance with the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Option Agreement, the provisions of the Plan shall be controlling and determinative.

         12. Successors. This Option Agreement shall be binding upon any successor of the Company, in accordance with the terms of this Option Agreement and the Plan.

         13. Severability. If any one or more of the provisions contained in this Option Agreement are invalid, illegal or unenforceable, the other provisions of this Option Agreement will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.


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         14.      Notice. Notices and communications under this Option Agreement must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to:

                  Accredo Health, Incorporated
                  1640 Century Center Parkway
                  Suite 101
                  Memphis, Tennessee  38134
                  Attn:  Secretary

or any other address designated by the Company in a written notice to the Optionee. Notices to the Optionee will be directed to the address of the Optionee then currently on file with the Company, or at any other address given by the Optionee in a written notice to the Company.

         15. Binding Effect. The grant of the Options referenced herein is subject to Optionee being bound by all of the terms set out in this Agreement. The acceptance of the Options and the exercise of any right hereunder, including but not being limited to the giving of written notice to exercise any Option, shall constitute conclusive evidence of acceptance by the Optionee of all of the terms and conditions set out herein, and Optionee by such actions shall be bound by, and shall be deemed to have agreed to these terms and conditions, the same as if Optionee had affixed his or her signature to this Incentive Stock Option Agreement.

         IN WITNESS WHEREOF, Accredo Health, Incorporated, acting by and through its duly authorized officers, has caused this Option Agreement to be executed, all as of the day and year first above written.

                                        ACCREDO HEALTH, INCORPORATED

                                        By: /s/  Thomas W. Bell, Jr.
                                           ---------------------------------

                                        Name:  Thomas W. Bell, Jr.
                                        Title: Sr. Vice President and
                                               General Counsel


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                                    EXHIBIT A

                    NOTICE OF EXERCISE OF OPTION TO PURCHASE
                                 COMMON STOCK OF
                          ACCREDO HEALTH, INCORPORATED

Name
     ------------------------------------

Address:
         --------------------------------

         --------------------------------
Date
     ------------------------------------

Accredo Health, Incorporated
1640 Century Center Parkway
Suite 101
Memphis, Tennessee 38134
Attn: Secretary

Re:      Exercise of Non-Qualified Stock Option

         I elect to purchase ______________ shares of Common Stock of Accredo Health, Incorporated (the "Company") pursuant to the Accredo Health, Incorporated Non-Qualified Stock Option Agreement dated ______________ and the Accredo Health, Incorporated 1999 Long-Term Incentive Plan. The purchase will take place on the Exercise Date, which will be (i) as soon as practicable following the date this notice and all other necessary forms and payments are received by the Company, unless I specify a later date (not to exceed 30 days following the date of this notice), or (ii) in the case of a Broker-assisted cashless exercise (as indicated below), the date of this notice.

         On or before the Exercise Date (or, in the case of a Broker-assisted cashless exercise, on the settlement date following the Exercise Date), I will pay the full exercise price in the form specified below (check one):

[ ]      Cash Only: by delivering a check to the Company for $___________.

[ ] Cash and Shares: by delivering a check to the Company for $_________ for the part of the exercise price. I will pay the balance of the exercise price by delivering to the Company a stock certificate with my endorsement for shares of Company Stock that I have owned for at least six months. If the number of shares of Company Stock represented by such stock certificate exceeds the number needed to pay the exercise price, the Company will issue me a new stock certificate for the excess.

[ ] Shares Only: by delivering to the Company a stock certificate with my endorsement for shares of Company Stock that I have owned for at least six


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         months. If the number of shares of Company Stock represented by such stock certificate exceeds the number needed to pay the exercise price, the Company will issue me a new stock certificate for the excess.

[ ]      Cash From Broker: by delivering the purchase price from
         _______________________, a broker, dealer or other "creditor" as defined by Regulation T issued by the Board of Governors of the Federal Reserve System (the "Broker"). I authorize the Company to issue a stock certificate in the number of shares indicated above in the name of the Broker in accordance with instructions received by the Company from the Broker and to deliver such stock certificate directly to the Broker (or to any other party specified in the instructions from the Broker) upon receiving the exercise price from the Broker.

         On or before the Exercise Date, I will pay satisfy any applicable tax withholding obligations in the form specified below (check one):

[ ] Cash Only: by delivering a check to the Company for the full tax withholding amount.

[ ] Cash and Shares: by delivering a check to the Company for $_________ for part of the tax withholding amount. I will pay the balance of the tax withholding amount by delivering to the Company a stock certificate with my endorsement for shares of Company Stock that I have owned for at least six months. If the number of shares of Company Stock represented by such stock certificate exceeds the number needed to pay the tax withholding amount, the Company will issue me a new stock certificate for the excess.

[ ] Shares Only: by delivering to the Company a stock certificate with my endorsement for shares of Company Stock that I have owned for at least six months. If the number of shares of Company Stock represented by such stock certificate exceeds the number needed to pay the tax withholding amount, the Company will issue me a new stock certificate for the excess.

[ ] Withholding of Shares to Cover Minimum Obligation: by having the Company withhold shares of Stock from the Option having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes. Only whole shares may be withheld.


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         Please deliver the stock certificate to me (unless I have chosen to pay the purchase price through a Broker).

                                            Very truly yours,


                                            ------------------------------------

AGREED TO AND ACCEPTED:

ACCREDO HEALTH, INCORPORATED

By:
    -----------------------------------

Title:
       --------------------------------

Number of Option Shares
Exercised:
           ----------------------------

Number of Option Shares
Remaining:
           ----------------------------

Date:
      ---------------------------------


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